UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2003

LSB BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-11448	56-1348147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One LSB Plaza, Lexington, North Carolina 27292
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (336) 248-6500

Not Applicable
(Former address of principal executive offices)

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

                  99.1 Press release issued by LSB Bancshares on October 14, 2003(including supplemental financial tables).

Item 9. Regulation FD Disclosure

      In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead furnished under this Item 9.

      On October 14, 2003, LSB Bancshares issued a press release providing certain financial information for the quarter ending September 30, 2003. A copy of the press release is attached to this filing as Exhibit 99.1.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC.

Dated: October 29, 2003	By: /s/ Robert F. Lowe

Robert F. Lowe, Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LSB Bancshares on October 14, 2003 (including supplemental financial tables).